EXHIBIT 21.1

LIST OF SIGNIFICANT SUBSIDIARIES

The following are the subsidiaries of the Registrant included in the Registrant’s consolidated financial statements at December 31, 2011. Other subsidiaries are not listed because such subsidiaries are inactive. Subsidiaries are listed alphabetically under either the domestic or international categories.

Domestic	Jurisdiction under which organized	Percent of voting securities owned by Registrant
Diebold Australia Holding Company, Inc.	Delaware	100%
Diebold Enterprise Security Systems, Inc.	New York	100%
Diebold Eras, Incorporated	Ohio	100%
Diebold Finance Company, Inc.	Delaware	100%(1)
Diebold Global Finance Corporation	Delaware	100%
Diebold Holding Company, Inc.	Delaware	100%
Diebold Investment Company	Delaware	100%
Diebold Latin America Holding Company, LLC	Delaware	100%
Diebold Mexico Holding Company, Inc.	Delaware	100%
Diebold Self-Service Systems	New York	100%(2)
Diebold Software Solutions, Inc.	Delaware	100%
Diebold Southeast Manufacturing, Inc.	Delaware	100%
Diebold SST Holding Company, Inc.	Delaware	100%
FirstLine, Inc.	California	100%
Mayfair Software Distribution, Inc.	Delaware	100%
VDM Holding Company, Inc.	Delaware	100%
Verdi & Associates, Inc.	New York	100%

International	Jurisdiction under which organized	Percent of voting securities owned by Registrant
Bitelco Diebold Chile Limitada	Chile	100%(21)
C.R. Panama, Inc.	Panama	100%(11)
Cable Print N.V.	Belgium	100%
Caribbean Self Service and Security LTD.	Barbados	50%(10)
Central de Alarmas Adler, S.A. de C.V.	Mexico	100%(20)
D&G ATMS y Seguridad de Costa Rica Ltda.	Costa Rica	99.99%(34)
D&G Centroamerica y GBM	Nicaragua	99%(32)
D&G Centroamerica, S. de R.L.	Panama	51%(30)
D&G Dominicana S.A.	Dominican Republic	99.85%(33)
D&G Honduras S. de R.L.	Honduras	99%(32)
D&G Panama S. de R.L.	Panama	99.99%(34)
DB & GB de El Salvador Limitada	El Salvador	99%(32)
DB&G ATMs Seguridad de Guatemala, Limitada	Guatemala	99%(32)
DCHC, S.A.	Panama	100%(11)
Diebold (Thailand) Company Limited	Thailand	100%
Diebold Africa (Pty) Ltd.	South Africa	100%(18)
Diebold Africa Investment Holdings Pty. Ltd.	South Africa	100%(27)
Diebold Argentina, S.A.	Argentina	100%(11)
Diebold ATM Cihazlari Sanayi Ve Ticaret A.S.	Turkey	100%(16)
Diebold Australia Pty. Ltd.	Australia	100%(4)

Diebold Belgium B.V.B.A	Belgium	100%(17)
Diebold Bolivia S.R. L.	Bolivia	100%(31)
Diebold Brasil LTDA	Brazil	100%(11)
Diebold Canada Holding Company Inc.	Canada	100%
Diebold Colombia S.A.	Colombia	100%(14)
Diebold Ecuador SA	Ecuador	100%(19)
Diebold EMEA Processing Centre Limited	United Kingdom	100%
Diebold Financial Equipment Company (China), Ltd.	Peoples Republic of China	85%(25)
Diebold France SARL	France	100%(5)
Diebold Hungary Ltd.	Hungary	100%(5)
Diebold Hungary Self-Service Solutions, Ltd.	Hungary	100%
Diebold India Private Limited	India	100%(28)
Diebold International Limited	United Kingdom	100%(5)
Diebold Italia S.p.A.	Italy	100%(13)
Diebold Kazakhstan LLP	Kazakhstan	100%(5)
Diebold Mexico, S.A. de C.V.	Mexico	100%(3)
Diebold Netherlands B.V.	Netherlands	100%(5)
Diebold OLTP Systems, C.A.	Venezuela	50%(10)
Diebold Osterreich Selbstbedienungssysteme GmbH	Austria	100%(5)
Diebold Pacific, Limited	Hong Kong	100%
Diebold Panama, Inc.	Panama	100%(11)
Diebold Paraguay S.A.	Paraguay	100%(21)
Diebold Peru S.r.l	Peru	100%(11)
Diebold Philippines, Inc.	Philippines	100%(29)
Diebold Physical Security Pty. Ltd.	Australia	100%(7)
Diebold Poland S.p. z.o.o.	Poland	100%(5)
Diebold Portugal — Solucoes de Automatizacao, Limitada	Portugal	100%(5)
Diebold Selbstbedienyngssysteme (Schweiz) GmbH	Switzerland	100%(5)
Diebold Self Service Solutions Limited Liability Company	Switzerland	100%(15)
Diebold Self-Service Ltd.	Russia	100%(5)
Diebold Singapore Pte. Ltd.	Singapore	100%
Diebold Software Services Private Limited	India	100%(8)
Diebold Software Solutions UK Ltd.	United Kingdom	100%(9)
Diebold South Africa (Pty) Ltd.	South Africa	75%(26)
Diebold Spain, S.L.	Spain	100%(22)
Diebold Switzerland Holding Company, LLC	Switzerland	100%
Diebold Systems Private Limited	India	100%
Diebold Uruguay S.A.	Uruguay	100%(11)
Diebold — Corp Systems Sdn. Bhd.	Malaysia	100%
J.J.F. Panama, Inc.	Panama	100%(11)
P.T. Diebold Indonesia	Indonesia	100%(6)
Procomp Amazonia Industria Eletronica S.A.	Brazil	100%(12)
Procomp Industria Eletronica LTDA	Brazil	100%(24)
The Diebold Company of Canada, Ltd.	Canada	100%(35)

(1)	100 percent of voting securities are owned by Diebold Investment Company, which is 100 percent owned by Registrant.

(2)
70 percent of partnership interest is owned by Diebold Holding Company, Inc., which is 100 percent owned by Registrant, while the remaining 30 percent partnership interest is owned by Diebold SST Holding Company, Inc., which is 100 percent owned by Registrant.

(3)	100 percent of voting securities are owned by Diebold Mexico Holding Company, Inc., which is 100 percent owned by Registrant.

(4)	100 percent of voting securities are owned by Diebold Australia Holding Company, Inc., which is 100 percent owned by Registrant.

(5)
100 percent of voting securities are owned by Diebold Self-Service Solutions Limited Liability Company, which is 95 percent owned by Registrant and 5 percent owned by Diebold Holding Company, Inc., which is 100 percent owned by Registrant.

(6)	88.89 percent of voting securities are owned by Registrant, and 11.11 percent of voting securities are owned by Diebold Pacific, Limited, which is 100 percent owned by Registrant.

(7)	100 percent of voting securities are owned by Diebold Australia Pty. Ltd., which is 100 percent owned by Diebold Australia Holding Company, Inc., which is 100 percent owned by Registrant.

(8)
99.99 percent of voting securities are owned by Diebold Self-Service Solutions Limited Liability Company, which is 95 percent owned by Registrant and 5 percent owned by Diebold Holding Company, Inc., which is 100 percent owned by Registrant, while the remaining .01 percent of voting securities is owned by Registrant.

(9)	100 percent of voting securities are owned by Diebold Software Solutions, Inc., which is 100 percent owned by Registrant.

(10)	50 percent of voting securities are owned by Diebold Latin America Holding Company, LLC, which is 100 percent owned by Registrant.

(11)	100 percent of voting securities are owned by Diebold Latin America Holding Company, LLC, which is 100 percent owned by Registrant.

(12)	100 percent of voting securities are owned by Diebold Brasil LTDA, which is 100 percent owned by Diebold Latin America Holding Company, LLC, which is 100 percent owned by Registrant.

(13)
100 percent of voting securities are owned by Diebold International Limited, which is 100 percent owned by Diebold Self-Service Solutions Limited Liability Company, which is 95 percent owned by Registrant and 5 percent owned by Diebold Holding Company, Inc., which is 100 percent owned by Registrant.

(14)
21.44 percent of voting securities are owned by Diebold Latin America Holding Company, LLC, which is 100 percent owned by Registrant; 16.78 percent of voting securities are owned by Diebold Panama, Inc., which is 100 percent owned by Diebold Latin America Holding Company, Inc., which is 100 percent owned by Registrant; 16.78 percent of voting securities are owned by DCHC SA, which is 100 percent owned by Diebold Latin America Holding Company, LLC, which is 100 percent owned by Registrant; 13.5 percent of voting securities are owned by J.J.F. Panama, Inc, which is 100 percent owned by Diebold Latin America Holding Company, LLC, which is 100 percent owned by Registrant; and the remaining 31.5 percent of voting securities are owned by C.R. Panama, Inc., which is 100 percent owned by Diebold Latin America Holding Company, LLC, which is 100 percent owned by Registrant.

(15)	100 percent of voting securities are owned by Diebold Switzterland Holding Company, LLC, which is 100 percent owned by Registrant.

(16)
50 percent of voting securities are owned by Diebold Netherlands B.V., which is 100 percent owned by Diebold Self-Service Solutions Limited Liability Company, while the remaining 50 percent of voting securities are owned by Diebold Self-Service Solutions Limited Liability Company, which is 95 percent owned by Registrant and 5 percent owned by Diebold Holding Company, Inc., which is 100 percent owned by Registrant.

(17)
10 percent of voting securities are owned by Diebold Selbstbedienungssysteme GmbH, which is 100 percent owned by Diebold Self Service Solutions Limited Liability Company, while the remaining 90 percent of voting securities are owned by Diebold Self -Service Solutions Limited Liability Company, which is 95 percent owned by Registrant and 5 percent owned by Diebold Holding Company, Inc., which is 100 percent owned by Registrant.

(18)
100 percent of voting securities are owned by Diebold Africa Investment Holdings Pty. Ltd., which is 100 percent owned by Diebold Switzerland Holding Company, LLC, which is 100 percent owned by Registrant.

(19)
99.99 percent of voting securities are owned by Diebold Colombia SA (refer to 14 for ownership), while the remaining 0.01 percent of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100 percent owned by Registrant.

(20)
.01 percent of voting securities are owned by Registrant, while 99.99 percent of voting securities are owned by Impexa LLC, which is 100 percent owned by Diebold Mexico Holding Company, Inc., which is 100 percent owned by Registrant.

(21)	1 percent of voting securities are owned by Registrant, while 99 percent of voting securities are owned by Diebold Latin America Holding Company, LLC, which is 100 percent owned by Registrant.

(22)	100 percent of voting securities are owned by VDM Holding Company, Inc., which is 100 percent owned by Registrant.

(23)	100 percent of voting securities are owned by Diebold Brazil Services Holding Company ULC, which is 100 percent owned by Registrant.

(24)
100 percent of voting securities are owned by Diebold Brazil Servicios e Participacoes Limitada, which is 100 percent owned by Diebold Brazil Services Holding Company ULC, which is 100 percent owned by Registrant.

(25)	85 percent of voting securities are owned by Diebold Switzerland Holding Company, LLC, which is 100 percent owned by Registrant.

(26)
75 percent of voting securities are owned by Diebold Africa Investment Holdings Pty. Ltd., which is 100 percent owned by Diebold Switzerland Holding Company, LLC, which is 100 percent owned by Registrant.

(27)	100 percent of voting securities are owned by Diebold Switzerland Holding Company, LLC, which is 100 percent owned by Registrant.

(28)	95.45 percent of voting securities are owned by Registrant, while 4.55 percent of voting securities are owned by Diebold Holding Company Inc., which is 100 percent owned by Registrant.

(29)	100 percent of voting securities are owned by Diebold (Thailand) Company Limited, which is 100 percent owned by Registrant.

(30)	51 percent of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100 percent owned by Registrant.

(31)	60 percent of voting securities are owned by Diebold Columbia, S.A. (refer to 14 for ownership) and 40 percent owned by Diebold Peru, S.r.L. (refer to 11 for ownership).

(32)	99 percent of voting securities are owned by D&G Centroamerica, S. de R. L. (refer to 30 for ownership).

(33)	99.85 percent of voting securities are owned by D&G Centroamerica, S. de R. L. (refer to 30 for ownership).

(34)	99.99 percent of voting securities are owned by D&G Centroamerica, S. de R. L. (refer to 30 for ownership).

(35)	100 percent of voting securities are owned by Diebold Canada Holding Company Inc., which is 100 percent owned by Registrant.